PRESS RELEASE	FOR IMMEDIATE RELEASE

HARRIS & HARRIS GROUP, INC.	MARCH 4, 2011
1450 BROADWAY, 24th FLOOR
NEW YORK, NY 10018	CONTACT: DOUGLAS W. JAMISON

TEL. NO. (212) 582-0900

HARRIS & HARRIS GROUP NOTES COMPLETION OF AMGEN
ACQUISITION OF BIOVEX

Harris & Harris Group, Inc. (NASDAQ: TINY) notes that Amgen and BioVex Group, Inc., today announced the completion of the acquisition of BioVex Group, Inc.  The transaction provides Amgen with BioVex’s lead product candidate, OncoVEXGM-CSF, a novel investigational oncolytic vaccine in Phase 3 clinical development that may represent a new approach to treating melanoma and head and neck cancer. The acquisition was initially announced on January 24, 2011.

Harris & Harris Group was an investor in privately held BioVex Group.  Harris & Harris Group made its initial investment in BioVex Group in September 2007.

Harris & Harris Group is a publicly traded venture capital company that invests in nanotechnology and microsystems. Detailed information about Harris & Harris Group and its holdings can be found on its website at www.HHVC.com.

This press release may contain statements of a forward-looking nature relating to future events. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. These statements reflect the Company's current beliefs, and a number of important factors could cause actual results to differ materially from those expressed in this press release. Please see the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2009, as well as subsequent filings, filed with the Securities and Exchange Commission for a more detailed discussion of the risks and uncertainties associated with the Company's business, including but not limited to the risks and uncertainties associated with venture capital investing and other significant factors that could affect the Company's actual results. Except as otherwise required by Federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events or uncertainties. The reference to the website www.HHVC.com has been provided as a convenience, and the information contained on such website is not incorporated by reference into this press release.